SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2001

FORTUNE NATURAL RESOURCES CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	1-12334	95-4114732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 W. Greens Road, Suite 720, Houston, Texas                 77067
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code: (281) 872-1170
Registrant's telecopier number, including area code: (281) 872-1213

                                     N/A
(Former name or former address, if changed since last report)

Item 5.          Other Items

        MAY 9, 2001 - HOUSTON, TEXAS - FORTUNE NATURAL RESOURCES CORPORATION (NASDAQ OTC BB SYMBOL: FPXA) today announced its financial results for the quarter ended March 31, 2001.

        First quarter 2001 versus first quarter of 2000

        Fortune realized net income for the first quarter of 2001 of $95,000, or $0.01 per share, compared to a net loss of $362,000, or $0.03 per share, for the same period in 2000. The 2001 income results primarily from higher gas prices and higher gas production. Fortune’s earnings before interest, taxes, depletion and amortization (EBITDA) were $332,000 for the first quarter of 2001 as compared to EBITDA of negative $25,000 for the quarter ended March 31, 2000.

        Fortune’s oil and gas revenues increased 135% to $844,000 in the first quarter of 2001 versus 2000 as a result of higher oil and gas prices and higher gas production. Gas prices increased 177% to $7.50 per Mcf during the first quarter of 2001 versus $2.70 per Mcf for the same 2000 period. Oil prices increased 1% to $27.74 per Bbl versus $27.44 per Bbl for 2000. Gas production increased 5% to 104,200 Mcf while oil production decreased 32% to 2,200 Bbls for the first quarter of 2001 as compared to the same period in 2000.

        Production and operating expense increased 37% for the first quarter of 2001 versus 2000 primarily because of more producing wells and higher production taxes as a result of the higher gas prices in 2001 versus 2000. DD&A expense increased 11% to $167,000 during the first quarter of 2001 primarily because of the 13% increase in the DD&A rate per Mcfe of production. The DD&A rate increased because of a higher depletable property balance in relation to proved reserves. General and administrative expense increased 34% for the first quarter of 2001 because of higher costs in most categories of overhead. Net cash flow provided by operating activities was $520,000 in the first quarter of 2001 as compared to negative cash flow of $192,000 during the first quarter of 2000.

        Fortune’s first quarter 2001 results do not reflect any impact from our two most recent drilling successes. The Gamble Gully Koemel #1 began producing in April 2000 at approximately 115 Mcfd. Fortune has a 30% working interest in this well. The Cadiz Brooks #3 is currently being completed.

        New Drilling

        Fortune has been advised that a drilling rig has moved on to the West Pointe Prospect well location in Mississippi and drilling should commence within the next few days. The well is expected to take 60 to 75 days to reach total depth. Fortune also expects to spud an Espiritu Santo Bay shallow well within the next few weeks. These wells and other activities were discussed in a Fortune press release issued on April 17, 2001.

        President's Remarks

        “We are very pleased to be able to report earnings for the third consecutive quarter, positive cash flow for the fourth consecutive quarter and improved net working capital,” commented Tyrone J. Fairbanks, President and CEO. “We are also excited about the potential impact from the wells we expect to spud during this next quarter and the remainder of the year. With continued success in our drilling program and strong oil and gas prices, we look for these positive results to continue,” added Mr. Fairbanks.

        FORTUNE NATURAL RESOURCES CORPORATION is an independent oil and gas exploration and production company with its principal properties located onshore and offshore Louisiana and Texas. Certain statements in this news release regarding future expectations and plans may be regarded as “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. They are subject to various risks, such as operating hazards, drilling risks, and other uncertainties inherent in the business of exploring for, developing and producing oil and gas which may be beyond the Company’s control. For a discussion of the contingencies and uncertainties affecting future events and forward-looking statements, see Fortune’s most recent Annual Report on Form 10-KSB, as well as other filings with the Securities and Exchange Commission. There can be no assurance that the Company will be successful in meeting its expectations.

************

Company Contact: J. Michael Urban
Vice President and CFO
(281) 872-1170

FORTUNE NATURAL RESOURCES CORPORATION

STATEMENTS OF OPERATIONS
($'s in thousands, except price and per share figures)

                                                          Three Months Ended
                                                         --------------------
                                                          March 31, March 31,
                                                            2001      2000
                                                         ---------  ---------
                                                              (Unaudited)
REVENUES
   Sales of oil and gas, net of royalties                $     844  $     359
   Other income                                                 14          6
                                                         ---------  ---------
                                                               858        365
                                                         ---------  ---------
COSTS AND EXPENSES
   Production and operating                                    168        123
   Provision for depletion, depreciation and amortization      167        150
   General and administrative                                  358        267
   Interest                                                     70         69
                                                         ---------  ---------
                                                               763        609
                                                         ---------  ---------
Income (loss) before extraordinary item                         95       (244)
   Extraordinary loss on early extinguishments of debt           -       (118)
                                                         ---------  ---------
Net income (loss)                                        $      95  $    (362)
                                                         =========  =========
Weighted average number of common
  shares outstanding (thousands)                            16,446     14,299
                                                         =========  =========
Net income (loss) per common share (basic and diluted)
   Income (loss) before extraordinary item               $    0.01  $   (0.02)
   Extraordinary item                                            -      (0.01)
                                                         ---------  ---------
      Net income (loss) per common share                 $    0.01  $   (0.03)
                                                         =========  =========
Net cash provided by (used in) -
   Operating activities                                  $     520  $    (192)
                                                         =========  =========
   Investing activities                                  $    (252) $     (57)
                                                         =========  =========
   Financing activities                                  $     (10) $     759
                                                         =========  =========

                            SUMMARY OF BALANCE SHEETS
                                                          March 31, December 31,
                                                            2001      2000
                                                         ---------  --------
Cash and cash equivalents                                $   1,286  $  1,028
Net working capital                                          1,458     1,424
Property and equipment, net                                  5,814     5,729
Total assets                                                 7,639     7,429
Long-term debt                                               2,295     2,295
Total net stockholders' equity                               4,977     4,858

                                 PRODUCTION DATA

                                                          Three Months Ended
                                                         --------------------
                                                          March 31,  March 31,
                                                            2001      2000
                                                         ---------  --------
Net production:
   Oil (Bbl)                                                 2,200     3,300
   Gas (Mcf)                                               104,200    99,100
Average sales prices for period:
   Oil ($/Bbl)                                           $   27.74  $  27.44
   Gas ($/Mcf)                                                7.50      2.70

Item 7.          Financial Statements and Exhibits

        None

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FORTUNE NATURAL RESOURCES CORPORATION
By: /s/ Dean W. Drulias
Dean W. Drulias Executive Vice President

Date:   May 9, 2001